UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Amendment No. 4
on
FORM 10

General Form for Registration of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

MAXIM TEP, INC.
(Exact name of registrant as specified in its charter)

Texas	20-0650828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9400 Grogan’s Mill Road, Suite 205
The Woodlands, Texas 77380
www.maximtep.com

(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: (281) 466-1530

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.00001
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐
(Do not check if a smaller reporting company)	Smaller reporting company ☒

This amendment will serve to file the omitted exhibit 10.45 to the 3rd Amendment of the Form 10.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 6, 2008	MAXIM TEP, INC.

	By:	/s/ Robert D. Johnson
Robert D. Johnson
Chief Executive Officer